As filed with the Securities and Exchange Commission on May 2, 2000
                                                     Registration No. 33-_______
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                            WOODHEAD INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



         DELAWARE                                        36-1982580
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         Three Parkway North, Suite 550
                            Deerfield, Illinois 60015
           (Address of Principal Executive Offices including Zip Code)


                            WOODHEAD INDUSTRIES, INC.
                             1999 Stock Awards Plan
                            (full title of the Plan)


                           ROBERT J. TORTORELLO, Esq.
             Vice President, General Counsel and Corporate Secretary
                            Woodhead Industries, Inc.
                         Three Parkway North, Suite 550
                            Deerfield, Illinois 60015
                     (Name and address of agent for service)

                                 (847) 236-9300
          (Telephone number, including area code, of agent for service)

________________________________________________________________________________
Exhibit index appears on p. 9.       Page one of 23 sequentially numbered pages.

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed       Proposed
Title of                             Maximum        Maximum
Securities           Amount          Offering       Aggregate       Amount of
to be                to be           Price Per      Offering        Registration
Registered           Registered (1)  Share (1)(2)   Price (1)(2)    Fee (2)
--------------------------------------------------------------------------------
Common Stock,          550,000       $16.69         $9,020,186      $2,382
par value
$1.00
per share


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also includes an indeterminable number of additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the 1999 Stock Awards Plan (the Plan).

(2) The registration fee is calculated on the basis of the total number of shares of Common Stock with respect to which options and awards may be granted under the Plan, subject to the antidilution provisions of such Plan. Except for 37,400 and 5,000 shares of Common Stock with respect to which options (or awards) have already been granted at $12.33 and $17.44 per share, respectively, the shares of Common Stock are to be offered at prices not presently determinable. Pursuant to Rules 457(c) and (h), the offering price of shares of Common Stock with respect to which options and awards may be granted is estimated solely for the purpose of determining the registration fee and is $16.69 per share, which is the average of the high and low prices of a share of Common Stock on the National Association of Securities Dealers Automated Quotation System on April 27, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by Woodhead Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1999, which was filed with the Commission on December 23, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000, which was filed with the Commission on February 14, 2000.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (d) The description of the Company's Common Stock included in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Robert J. Tortorello, Esq., Vice President, General Counsel and Secretary of the Company has passed upon certain legal matters with respect to the shares of Common Stock offered hereby. Mr. Tortorello owns 26,688 shares of Common Stock and stock options covering the purchase of a total of 70,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company has the power to indemnify its directors, officers, employees and agents against liability for certain acts pursuant to Section 145 of the Delaware General Corporation Law. Pursuant to its By-laws, the Company may indemnify a director, officer, employee or agent for liabilities reasonably incurred resulting from any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of such person's position with the Company. In addition, Article VIII of the Company's Certificate of Incorporation, as amended, provides that the Company's directors do not have personal liability to the Company or its stockholders, subject to certain exceptions, for monetary damages for any breach of their fiduciary duty as directors.

         In addition, the Company maintains liability insurance coverage for directors and officers, including, without limitation, coverage applicable in certain situations where the Company cannot pursuant to the General Corporation Law of Delaware directly indemnify such directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.
         ------------

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant, pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, and the State of Illinois, on this 1st day of May, 2000.

                                 WOODHEAD INDUSTRIES, INC.
                                 (Registrant)



                                 By   /s/  C. Mark DeWinter
                                      ---------------------
                                     C. Mark DeWinter,
                                     Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Mark DeWinter and Robert G. Jennings, or either of them, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as he or she might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign his or her name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated above.


    /s/  C. Mark DeWinter                 Chairman and Chief Executive
    -------------------------------       Officer; Director (Principal
   C. Mark DeWinter                       Executive Officer)


   /s/  Philippe Lemaitre                 President and Chief Operating
   --------------------------------       Officer; Director
   Philippe Lemaitre

   /s/  Robert G.Jennings                 Vice President, Finance and Chief
   ----------------------------------     Financial Officer (Principal Financial
   Robert G. Jennings                     Officer)


  /s/  Joseph P. Nogal                    Vice President, Treasurer and
   ----------------------------------     Controller
   Joseph P. Nogal                        (Principal Accounting Officer)


/s/                                       Director
   ----------------------------------
   Daniel T. Carroll


/s/                                       Director
   ----------------------------------
   Charles W. Denny


/s/                                       Director
   ----------------------------------
   Ann F. Hackett


/s/                                       Director
   ----------------------------------
   Linda Y. C. Lim, Ph. D.


/s/                                       Director
   ----------------------------------
   Dale A. Miller


/s/                                       Director
   ----------------------------------
   Eugene P. Nesbeda


/s/                                       Director
   ----------------------------------
   Sarilee K. Norton


/s/                                       Director
   ----------------------------------
   Alan L. Shaffer

                                  EXHIBIT INDEX


Exhibit
Number                                                                      Page
------                                                                      ----

4(a)      Certificate of Incorporation of Woodhead Industries, Inc.,
          including amendments through January 22, 1993, (incorporated herein by reference to Exhibit 4(a) of Registrant's Form S-8 filed April 22, 1994, as
          Registration #33-77968).                                          N/A

4(b)      By-Laws of Woodhead Industries, Inc., including
          amendments through June 10, 1997.                                  10

4(c)      1999 Stock Awards Plan (incorporated herein by reference
          to Exhibit A to definitive Proxy Statement dated
          December 17, 1999 for 2000 Annual Meeting of
          Stockholders, file No. 000-05971)                                 N/A

5         Opinion of Robert J. Tortorello, Esq.                              22

23(a)     Consent of Independent Public Accountants                          23
23(b)     Consent of Robert J. Tortorello, Esq.
          (Included as part of Exhibit 5)                                   N/A

24        Powers of Attorney (Included on Signature Page)                   N/A




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